Pericom Semiconductor:
Enabling Serial Connectivity

(NASDAQ: PSEM)

Fiscal Q110 Earnings

1

Safe Harbor

This presentation will include remarks about future expectations, plans and prospects for Pericom which constitute forward-looking statements for purposes of the safe-harbor provisions under applicable federal securities laws. Such forward-looking statements include the statements in the slide entitled ”Q2 FY10 Business Outlook”, which sets forth expected revenues, gross margin and other financial results for the fiscal  second quarter.

Actual results may differ materially from our forward-looking statements, as a result of various important risks and uncertainties, including unexpected softness in demand for our products, price erosion for certain of our products, customer decisions to reduce inventory and other risks and uncertainties which are detailed and may be reviewed in the Company’s filings with the SEC.

All forward-looking statements included in this presentation are made as of the date of this presentation, and Pericom expressly disclaims any obligation to update the information provided in this presentation, except as required by law.

We encourage you to review our most recent annual report on Form 10-K and our most recent quarterly report on Form 10-Q filed with the SEC and, in particular the risk factor sections of those filings.

Q1 Earnings Overview

Quarterly:

Quarterly revenue of $33.0 M

Up 11% Q-to-Q and down 25% vs. Q1 FY09

End market shipments as % of revenues

Computer at 47%, communication at 32%, consumer at 15%,
other 6%

Geographic distribution as % of revenues

US at 7%, Asia at 89%, Europe at 4%

Channel sales as % of revenues

Domestic distribution at 4%, foreign distribution at 56%,
contract manufacturers at 25%, OEMs at 15%

Q1 Earnings Overview

Quarterly:

Gross margin of 32%

Q1 gross margin increased 328 bps sequentially, and down 454 bps vs. Q1 FY09

Operating expense of $10.9 M vs. $9.5 M last Q included:

Stock base compensation expenses of $930 thousand

Year-end / SOX  audit fees of $.5 M

Additional expenses related to accounting review of $1.2 M

Operating loss of $.3 M vs. $1.0 M last Q

Operating loss margin of 1.0%

Net income of $1.3 M vs. $1.0 M last Q

Net profit margin of 4.1%

GAAP EPS of  5 cents vs. 4 cents last Q

Tax Rate of 36.4% for Q1.

Strong Balance Sheet

Sep. 2009

$4.99

Cash & Investments/Share

$8.51

Book Value/Share

$217M

Shareholders’ Equity

$31M

Total Liabilities

$248M

Total Assets

$141M

Working Capital

$127M

Cash & Investments

Q1 Product Mix and Key Customers

Product mix as % of revenues

IC at 64%

Included analog switch at 29%, digital switch at 9%, silicon clocks at 8%, connect at 16%, interface at 2%

FCP at 36%

Top five end customers: Dell, Cisco, Gigabyte, HPQ, Garmin

Accounted  for 34% of total revenue

One customer accounted for 17% of total revenue

New Products – Q1FY10

Signal Conditioning:

Five ReDriverTM products

Address the new USB ‘SuperSpeed’, SATA2 and DisplayPort video standards

Target volume Consumer and Computing market segments

Connectivity and Switching:

Six switching and connectivity products supporting USB, DisplayPort, and HDMI protocols

Target market segments include volume Consumer digital video, PC notebook, desktop, graphics, and Ultra Mobility platforms such as cell phones and PDA

Timing:

Four new products

Two advanced low jitter clock generators addressing the Gigabit
Ethernet, PCIe Gen2, and USB3 protocols

Two advanced XO (crystal oscillator) products

Target  Networking and Computing market segments

Q2 FY10 Business Outlook

Revenue in the range of $34.0 M to $36.0 M

Gross margin in the 32.5% to 34.0% range

Operating expenses in the range of $9.7 M to $10.5 M

Include stock-based compensation expenses of approximately
$1.0 M

Other income of approximately $0.9 M

Consist primarily of interest income

Net income from unconsolidated affiliates – PTI and JCP of $0.4M

Tax rate of approximately 32.0%

Pericom Semiconductor:
Enabling Serial Connectivity

(Nasdaq: PSEM)

Fiscal 1Q10 Earnings

Q & A